EXHIBIT 99.1

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
                     SUBSCRIPTION AGREEMENT FOR COMMON STOCK

Puradyn Filter Technologies Incorporated
2017 High Ridge Road
Boynton Beach, Florida  33426

Ladies and Gentlemen:

         I desire to purchase _____________________shares of Puradyn Filter Technologies Incorporated (the "Company") at $[ ] per share for a total investment of $------------------- pursuant to the terms of the prospectus dated [ ], 200_. Accompanying this subscription is the undersigned's check in the full amount of the subscription payable to "Puradyn Filter Technologies Incorporated." The undersigned represents to the Company that it has received and read the Company's prospectus dated [ ], 200_ and that the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

The Shares are to be issued in                         ____________________________________________
(check one box):                                       Print Name of Investor


|_|____ individual name                                ____________________________________________
                                                       Print Name of Joint Investor (if applicable)
|_|____ joint tenants with rights of  survivorship
                                                       ____________________________________________
|_|____ tenants in entirety                            Signature of Investor

|_|____ corporation (an officer must sign)             ____________________________________________
                                                       Signature of Joint Investor
|_|____ partnership (all general partners must sign)
                                                       ____________________________________________
                                                       Print Name of Corporation, Partnership or
                                                       other Institutional Investor

                                                       By:_________________________________________
                                                       Title:______________________________________

Investor's complete address:
                                                                                   (Street)

                                                       (City)       (State)       (Zip)       (Country)

Please check one of the following                      |_|            U.S. Citizen
                                                       |_|            U.S. Citizen residing outside the U.S.
                                                       |_|            Resident Alien
                                                       |_|            Non-U.S. Citizen
                                                       |_|            Entity formed in the U.S. (specify domicile:_______)
                                                       |_|            Non-U.S. Entity


Social Security Number (if individual investor)
Taxpayer Identification Number (if applicable)

         Accepted as of this ______________ day of ______________  200__

                                        Puradyn Filter Technologies Incorporated

                                        By:________________________________
                                           Joseph V. Vittoria, Chairman and CEO